Exhibit 3.15

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

FOXCO ACQUISITION, LLC

This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of FoxCo Acquisition, LLC (the “Company”), dated as of June 30, 2008, is entered by Oak Hill Capital Partners III, L.P., as the sole member of the limited liability company (the “Member”).

In consideration of the mutual agreements contained herein, the Member hereto, intending to be legally bound, hereby agrees as follows:

ARTICLE 1

DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Member. The term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of capital stock, by contract or otherwise.

“Agreement” shall mean this Amended and Restated Limited Liability Company Agreement, as originally executed and as amended from time to time, as the context requires. Words such as “herein,” “hereinafter,” “hereof,” “hereto,” “hereby” and “hereunder,” when used with reference to this Agreement, refer to this Agreement as a whole, unless the context otherwise requires.

“Company” has the meaning specified in the first paragraph hereof.

“Company Law” means the Delaware Limited Liability Company Act, as in effect from time to time.

“Fiscal Year” means the fiscal year of the Company, which shall be the calendar year.

“Interest” of the Member means its entire ownership interest in the Company.

“Member” has the meaning specified in the preamble of this Agreement.

ARTICLE 2

THE COMPANY AND ITS BUSINESS

2.1. Formation. The Company was formed on December 13, 2007 as a limited liability company under the Company Law.

2.2. Firm Name. The name of the Company shall be “FoxCo Acquisition, LLC” but the Member may change the name of the Company at any time and from time to time.

2.3. Purposes. The purpose of the Company is to engage in any lawful act or activity for which limited liability companies may be organized under the Company Law and to engage in any and all activities necessary or incidental thereto.

2.4. Principal Office. The principal office of the Company shall be located at 201 Main Street, Suite 1620, Fort Worth, Texas 76102, or any other or additional places of business that may be selected from time to time by the Member.

2.5. Registered Office and Registered Agent. The Company’s registered office in the State of Delaware shall be c/o Corporation Services Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. The registered agent of the Company for service of process within the State of Delaware shall be Corporation Services Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. At any time, the Member may designate another registered agent and/or registered office.

2.6. Qualification. Prior to conducting any business in any jurisdiction, the Member shall cause the Company to comply with all requirements for the qualification of the Company to conduct business as a limited liability company in such jurisdiction.

2.7. Term. The term of the Company shall continue until the Company is dissolved in accordance with the Company Law.

2.8. Authorized Person. Matthew A. Block has been designated as an authorized person, within the meaning of the Company Law, to execute, deliver and file the Certificate of Formation of the Company.

ARTICLE 3

MANAGEMENT; EXCULPATION AND INDEMNIFICATION

3.1. Management and Control of the Company Generally. The business and affairs of the Company shall be managed, operated and controlled by or under the direction of the Board of Directors of the Company (the “Company Board”). The Company Board shall have, and is hereby granted, the full and complete power, authority and discretion for, on behalf of and in the name of the Company, to perform all contracts and other undertakings that it may in its sole discretion deem necessary or advisable to carry out any and all of the objectives and purposes of the Company.

3.2. Powers of the Company Board. The Company Board shall have the right, power and authority, in the management of the business and the affairs of the Company, to do or cause to be done any and all acts, at the expense of the Company, as may be deemed by the Company Board to be necessary or appropriate to effectuate the business, purposes and objectives of the Company. The power and authority of the Company Board shall include the power and authority to do the following with respect to the Company in its sole and absolute discretion:

(a) to cause the Company to employ and engage agents, employees, advisers, consultants and counsel (including any custodian, investment banker, accountant, attorney, corporate fiduciary, bank or other financial institution, or any other agents, employees or Persons who may serve in such capacity for the Company Board) and to designate, in the sole discretion of the Company Board, any employees or agents as officers of the Company, each of whom shall serve at the pleasure of the Company Board, to carry out any activities that the Company Board is authorized or required to carry out under this Agreement, as and to the extent authorized by the Company Board, including to represent the Company in its dealings with third parties, to execute any kind of document or contract on behalf of the Company, to propose, approve or disapprove of or take action for and on behalf of the Company with respect to the operations of the Company, or to undertake some or all of the general management, financial accounting and record keeping or other duties of the Company Board;

(b) to admit additional Persons as members to the Company, to issue membership interests to such Persons or existing members to the Company;

(c) to terminate the employment of any employee of the Company, with or without cause, at any time;

(d) to make all decisions regarding the incurrence and payment of Expenses;

(e) to establish and maintain reserves for current or future Expenses and other liabilities of the Company (including contingent liabilities, known or unknown);

(f) to cause the Company to borrow money or to obtain credit from banks, other lending institutions or any other Person, including the Member and their Affiliates, and pursuant to loan agreements or any other type of instrument, for any purpose of the Company;

(g) to cause (i) a sale or other disposition of any portion of the Company’s business or assets or (ii) the Company to enter into any joint venture or company arrangement, or any merger, consolidation or other business combination of the Company with any Person;

(h) to acquire, own, lease, sublease, manage, hold, deal in, control or dispose of any interests or right in personal property or real property;

(i) to purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships (including the power to be admitted as a partner thereof and to exercise the rights and perform the duties created thereby), trusts, limited liability companies (including the power to be admitted as a member or appointed as a manager thereof and to exercise the rights and perform the duties created thereby), or individuals or direct or indirect obligations of the United States or of any government, state, territory, governmental district or municipality or of any instrumentality of any of them;

(j) to cause the Company to sue, file complaints and defend and participate in administrative or other proceedings, in its name;

(k) to negotiate, enter into, renegotiate, extend, renew, terminate, modify, amend, waive, execute, acknowledge or take any other action with respect to any lease of any assets of the Company in the name of the Company;

(l) to pay, collect, compromise, arbitrate or otherwise adjust or settle any and all other claims or demands of or against the Company;

(m) to make, execute, assign, acknowledge and file on behalf of the Company any and all documents or instruments of any kind which the Company Board may deem necessary or appropriate in carrying out the purposes and business of the Company; and any Person dealing with the Company Board shall not be required to determine or inquire into its authority or power to bind the Company or to execute, acknowledge or deliver any and all documents in connection therewith;

(n) to assume obligations, enter into contracts, including contracts of guaranty or suretyship, incur liabilities, lend money and otherwise use the credit of the Company, and to secure any of the obligations, contracts or liabilities of the Company, by mortgage, pledge or other encumbrance of all or any part of the property and income of the Company;

(o) to invest funds of the Company;

(p) to qualify the Company to do business in any state, territory, dependency or foreign country; and

(q) to possess and exercise all other rights and powers incidental to any of the foregoing or to the management of the business and the affairs of the Company.

3.3. The Company Board.

(a) The number of directors that shall constitute the Company Board shall be six (6) directors (each such director, a “Director”) or such other number of directors as shall, from time to time, be fixed by the Member, and each director elected shall hold office until his successor is elected and qualified.

(b) Directors shall, except as otherwise required by statute or by the Certificate of Formation, be appointed the Member.

(c) Unless otherwise provided in the Certificate of Formation, as it may be amended, vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director, and the Directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no Directors in office, then an appointment of directors may be held in the manner provided in Section 3.3(b).

3.4. Meetings of the Company Board.

(a) The Company Board shall hold regular meetings at such times and places as shall be deemed appropriate by the Chairman or a majority of the Directors. Any Director unable to attend in person for any reason may participate in a meeting of the Company Board by telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear one another, and such participation shall constitute presence in person at such meeting. Special meetings of the Company Board maybe called at any time by any Director.

(b) Unless waived by all of the Directors in writing (before or after a meeting), prior written notice, either personally, by facsimile or by U.S. mail, of any meeting of the Company Board shall be given to each Director at least two (2) Business Days before the date of such meeting, which notice shall specify the purpose of the meeting. Notice of any meeting need not be given to any Director who shall agree, either before or after such meeting, to a waiver of notice. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except when the Director attends the meeting for the express purpose of objecting at the beginning thereof to the transaction of any business because the meeting is not properly called or convened.

3.5. Committees of the Company Board. The Company Board may establish (a) an audit committee, which shall be responsible for (i) reviewing the Company’s accounting practices, (ii) recommending to the Company Board the engagement of the Company’s or any of its subsidiaries’ independent public accountants and (iii) performing such functions as are customarily performed by an audit committee, (b) a compensation committee, which shall be responsible for (i) determining the compensation and benefits of the executive officers of the Company, (ii) establishing and administering any compensation or bonus program offered by the Company or any of its subsidiaries and (iii) performing such functions as are customarily performed by a compensation committee and (c) any other committees as it deems necessary or appropriate. Each such committee shall exercise those powers of the Company Board delegated to it by the Company Board.

3.6. Quorum; Voting. At all meetings of the Company Board a majority of the Directors shall constitute a quorum for the transaction of business and any act of a majority of the Directors present at any meeting at which there is a quorum shall be an act of the Company Board, except as may be otherwise specifically provided by statute or by the Certificate of Formation. If a quorum is not present at any meeting of the Company Board, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

3.7. Procedural Matters of the Company Board.

(a) Directors may participate in a meeting of the Company Board by telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear one another, and such participation shall constitute presence in person at such meeting.

(b) Any action required or permitted to be taken at any meeting of the Company Board may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the actions is signed by a majority of the Directors. A written consent delivered pursuant to this Section 3.7(a) shall be filed with the minutes of the proceedings of the Company Board.

(c) The Company Board shall cause to be kept a book of minutes of all of its actions by written consent and in which there shall be recorded with respect to each meeting of the Company Board the time and place of such meeting, whether regular or special (and if special, how called), the names of those present and the proceedings thereof.

(d) The Chairman of the Company Board (the “Chairman”) shall be elected by the Company Board and shall preside over such meeting, or, if the Chairman is unable to attend or participate in such meeting, at each meeting of the Company Board, a majority of the Directors present shall appoint any Director to preside at such meeting. The initial Chairman shall be Benjamin Diesbach. The Secretary of the Company shall act as secretary at each meeting of the Company Board. In case the Secretary shall be absent from any meeting of the Company Board, any Assistant Secretary of the Company shall perform the duties of secretary at such meeting or the person presiding at the meeting may appoint any Person to act as secretary of the meeting.

3.8. WAIVER OF FIDUCIARY DUTIES OF THE DIRECTORS. TO THE FULLEST EXTENT PERMITTED BY LAW AND NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT OR ANY OTHER AGREEMENT CONTEMPLATED HEREIN OR APPLICABLE PROVISIONS OF LAW OR EQUITY OR OTHERWISE, THE PARTIES HERETO HEREBY AGREE THAT PURSUANT TO THE AUTHORITY OF SECTIONS 18-ll-01(c)-(e) OF THE DELAWARE ACT, THE PARTIES HERETO HEREBY ELIMINATE ANY AND ALL FIDUCIARY DUTIES A DIRECTOR MAY HAVE TO SUCH PARTIES AND HEREBY AGREE THAT THE DIRECTORS SHALL HAVE NO FIDUCIARY DUTY TO THE COMPANY OR MEMBER OR OTHER PARTY TO THIS AGREEMENT; PROVIDED, HOWEVER, THE FOREGOING SHALL NOT ELIMINATE THE IMPLIED CONTRACTUAL COVENANT OF GOOD FAITH AND FAIR DEALING, TO THE EXTENT SUCH COVENANTS ARE NOT W AIV ABLE UNDER SECTIONS 18-1101(c)-(e) OF THE DELAWARE ACT. In furtherance of the foregoing, the parties hereto hereby agree that, (a) each Director is permitted to have, and may presently or in the future have, investments or other business relationships with entities engaged in the business of the Company, and in related businesses other than through the Company (an “Other Business”), and have and may develop a strategic relationship with businesses that are and may be competitive with the Company, (b) no Director will be prohibited by virtue of its investment in the Company, if any, from pursuing and engaging in any such activities, (c) no Director will be obligated to inform the Company or the Member of any such opportunity, relationship or investment, (d) the involvement of a Director in any Other Business will not constitute a conflict of interest by such Persons with respect to the Company, and (e) no Director shall have any duty or obligation to bring any “corporate opportunity” to the Company, regardless of whether such opportunity is, from its nature, in the line of the Company’s business, is of practical advantage to the Company or is one that the Company is financially able to undertake.

3.9. Officers.

(a) The officers of the Company shall be the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Vice President, Secretary and Assistant Secretary and such other officers as shall from time to time be elected or appointed by the Company Board. Unless such officer’s term expires earlier as a result of such officer’s death, resignation or removal, each such officer shall hold the offices indicated thereon for a term expiring on the later to occur of the first meeting of the Company Board or the date upon which such officer’s successor is elected and qualified.

(b) All of the officers of the Company shall report to, and be subject to the direction and control of, the Company Board and shall have such authority to perform such duties relating to the management of the Company as designated by the Company Board or as may be provided in this Agreement.

(c) Chief Executive Officer. The Chief Executive Officer, if one is elected, shall have such powers and shall perform such duties as the Company Board may from time to time designate.

(d) President. The President shall, subject to the direction of the Company Board and the Chief Executive Officer, have general supervision over the business of the Company and other duties incident to the office of President, and any other duties as may from time to time be assigned to the President by the Company Board. If there is no Chairman, the President shall preside, when present, at all meetings of stockholders and the Company Board.

(e) Vice Presidents. Vice Presidents (including Executive Vice Presidents or Senior Vice Presidents) and Assistant Vice Presidents shall have such powers and perform such duties that may from time to time be assigned by the President or the Company Board.

(f) Secretary and Assistant Secretaries. The Secretary shall attend all meetings of the Company Board, record all the proceedings of the meetings of the Company Board in a book to be kept for that purpose and perform like duties for committees of the Company Board, when required. In the absence of the Secretary from any such meeting, an Assistant Secretary, or if such person is absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof. The Secretary shall give, or cause to be given, notice of all special meetings of the Company Board and perform such other duties as may be prescribed by the Company Board or by the President. The Secretary or an Assistant Secretary may also attest all instruments signed by the President or any Vice President. The Secretary shall have charge of all the books, records and papers of the Company relating to its organization and management, see that the reports, statements and other documents required by applicable law are properly kept and filed and, in general, perform all duties incident to the office of Secretary of a corporation and such other duties as may from time to time be assigned to the Secretary by the Company Board or the President.

(g) Chief Financial Officer. The Chief Financial Officer shall have charge and custody of, and be responsible for, all funds, securities and notes of the Company, receive and give receipts for moneys due and payable to the Company from any sources whatsoever; deposit all such moneys and valuable effects in the name and to the credit of the Company in such depositaries as may be designated by the Company Board, against proper vouchers, cause such funds to be disbursed by checks or drafts on the authorized depositaries of the Company signed in such manner as shall be determined by the Company Board and be responsible for the accuracy of the amounts of all moneys so disbursed, regularly enter or cause to be entered in books or other records maintained for the purpose full and adequate account of all moneys received or paid for the account of the Company, have the right to require from time to time reports or statements giving such information as the Chief Financial Officer may desire with respect to any and all financial transactions of the Company from the officers or agents transacting the same, render to the President or the Company Board, whenever the President or the Company Board shall require the Chief Financial Officer so to do, an account of the financial condition of the Company and of all financial transactions of the Company, disburse the funds of the Company as ordered by the Company Board and, in general, perform all duties incident to the office of Chief Financial Officer of a company and such other duties as may from time to time be assigned to the Chief Financial Officer by the Company Board or the President.

(h) Chief Operating Officer. The Chief Operating Officer, if one is elected, shall be the chief operating officer of the Company and shall be subject to the control of the Chief Executive Officer and the Company Board. The Chief Operating Officer shall perform all duties incident to the office of Chief Operating Officer that are not inconsistent with the express terms of this Agreement and all such other duties as may from time to time be assigned to him by the Chief Executive Officer or the Company Board or the President.

(i) The officers, to the extent of their powers set forth in this Agreement or as delegated to them by the Company Board, are agents of the Company for the purpose of operating the business of the Company, and the actions of the officers taken in accordance with such powers shall bind the Company.

(j) Any Person dealing with the Company may rely upon a certificate signed by an appropriate officer as to:

(i) the identity of the Member or any officer;

(ii) the existence or non-existence of any fact or facts which constitute a condition precedent to acts by the officer or in any other manner germane to the affairs of the Company;

(iii) the Persons who are authorized to execute and deliver any instrument or document of or on behalf of the Company; or

(iv) any act or failure to act by the Company or any other matter whatsoever involving the Company or the Member.

3.10. Exculpation and Indemnification.

(a) Exculpation. An Exculpated Person shall not be liable, in damages or otherwise, to the Company or the Member for any act performed or omitted by an Exculpated Person arising out of or in connection with this Agreement, the Company’s operations or affairs, except if such act or omission constitutes willful misconduct or fraud.

(b) Indemnification. The Company, to the fullest extent permitted by applicable law, shall indemnify and hold harmless each Indemnified Person, who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding brought by or against the Company or otherwise, whether civil, criminal, administrative or investigative, including an action by or in the right of the Company to procure a judgment in its favor, by reason of the fact that such Indemnified Person is the Member, Affiliate, Director, officer, employee or agent of the Company, or that such Indemnified Person is or was serving at the request of the Company as a partner, member, director, officer, trustee, employee or agent of another Person, against all expenses, including attorneys’ fees and disbursements, judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnified Person in connection with such action, suit or proceeding. Notwithstanding the foregoing, no indemnification shall be provided to or on behalf of any Indemnified Person if a judgment or other final adjudication adverse to such Indemnified Person establishes that his or her acts constituted willful misconduct or fraud. An Indemnified Person shall be entitled to rely on the advice of counsel, public accountants or other independent experts experienced in the matter at issue, and any act or omission of such Indemnified Person pursuant to such advice shall in no event constitute willful misconduct or fraud.

(c) Expenses. Expenses incurred by an Indemnified Person in defense or settlement of any claim or liability that may be subject to a right of indemnification hereunder shall be advanced by the Company prior to the final disposition thereof, at the election of the Company, upon receipt of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be finally judicially determined that the Indemnified Person is not entitled to be indemnified hereunder.

(d) Non-Exclusivity. The indemnification provided by this Section 3.10 shall not be deemed exclusive of any other rights to indemnification to which those seeking indemnification may be entitled under any agreement, determination of the Company Board or otherwise. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 3.10 shall continue as to an Indemnified Person who has ceased to be a member of the Company, officer, employee or agent (or other Person indemnified hereunder) and shall inure to the benefit of the successors, assigns, executors, administrators, legatees and distributees of such Person.

(e) Survival. The provisions of this Section 3.10 shall be a contract between the Company or the Member, as the case may be, on the one hand, and each Indemnified Person who served in such capacity at any time while this Section 3.10 is in effect, on the other hand, pursuant to which the Company, the Member and each such Indemnified Person intend to be legally bound. No repeal or modification of this Section 3.10 shall affect any rights or obligations with respect to any state of facts then or theretofore existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon such state of facts. The provisions of this Section 3.10 shall survive the dissolution, liquidation and termination of the Company, as well as the termination, dissolution, liquidation or insolvency of any Indemnified Person entitled to exculpation or indemnification hereunder.

ARTICLE 4

RIGHTS AND DUTIES OF THE MEMBER

4.1. Duties and Activities of the Member. The Member agrees to devote such time and attention to the business of the Company as may be required for the efficient conduct thereof.

4.2. Liability and Indemnification.

(a) Liability. Neither the Member nor any of its Affiliates, nor any officer, director, member, partner, employee, stockholder or agent of any such persons, or any other person who performs services at the request of the Member on behalf of the Company as an officer, director, partner, employee or agent of any other person (each a “protected person”) shall be liable to the Company for any action taken or omitted to be taken by it or by any other person with respect to the Company, except in the case of its own gross negligence, willful misconduct or fraud. Any protected person may consult with legal counsel and accountants with respect to the Company’s affairs and shall be fully protected and justified in any action or inaction that is taken or omitted in good faith, in reliance upon and in accord with the opinion or advice of such counsel or accountants, provided they shall have been selected in good faith.

(b) Indemnification. To the fullest extent permitted by law, the Company shall indemnify, hold harmless, protect and defend the Member, its Affiliates, the members, partners, stockholders, directors, officers, employees and agents of any of the foregoing, and any other person who serves at the request of the Member on behalf of the Company as an officer, director, member, partner, employee or agent of any other entity (collectively, the “Indemnitees”) against any losses, claims, damages, liabilities or expenses, including, without limitation, legal or other expenses incurred in investigating or defending against any such losses, claims, damages or liabilities, and any amounts expended in settlement of any claim (collectively, “Liabilities”), to which any Indemnitee may become subject (a) by reason of any act or omission (even if negligent) performed or omitted to be performed on behalf of the Company, or (b) by reason of any other act or omission arising out of or in connection with the Company, unless, in each case, such Liability results from such Indemnitee’s own gross negligence, wilful misconduct or fraud. The Company shall promptly reimburse each Indemnitee for legal or other expenses as incurred by each Indemnitee in connection with investigating, preparing to defend or defending any claim, lawsuit or other proceeding relating to any Liability for which the Indemnitee may be indemnified pursuant to this Section 4.2(b ). The provisions of this Section 4.2(b) shall continue to afford protection to each Indemnitee regardless of whether such Indemnitee remains a partner, employee or agent of the Company, or any Affiliate.

ARTICLE 5

BOOKS AND RECORDS

5.1. Books of Account. The Member shall keep or cause to be kept true and complete books of account. The accounts of the Company shall be kept in accordance with generally accepted accounting principles applicable to the Company, except as otherwise provided herein.

ARTICLE 6

CAPITAL CONTRIBUTIONS

6.1. Member’s Capital Contribution. The Member may make capital contributions to the Company from time to time.

ARTICLE 7

DISTRIBUTIONS

7.1. Distributions. Distributions shall be made at such time and in such amounts as may be determined by the Member.

7.2. Form of Distributions. Any distribution made pursuant to this Agreement may be made in cash or in kind.

ARTICLE 8

TERMINATION OF COMPANY; LIQUIDATION AND DISTRIBUTION OF ASSETS

8.1. Dissolution.

(a) The Company shall dissolve only in accordance with the Company Law.

(b) The Member shall cause the Certificate of Formation of the Company to be canceled when the Company is dissolved. The Member at the time of dissolution shall execute such documents as necessary or desirable to cause the complete dissolution of the Company. The retirement, withdrawal, death, bankruptcy, dissolution or adjudication of incompetency of the Member shall cause a dissolution of the Company.

ARTICLE 9

MISCELLANEOUS

9.1. Effect of Certain Provisions of the Company Law. Except to the extent provided for herein the Member shall act as “manager” (as defined in the Company Law) throughout the term of the Company, and no elections or further designations of a manager or a managing member of the Company shall be held or made.

9.2. Further Assurances. The Member agrees to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments and documents, and to do all such other acts and things, as may be required by law or as, in the opinion of the Member, may be necessary or advisable to carry out the intents and purposes of this Agreement.

9.3. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing, and shall be effective (a) when transmitted by telecopy (with an acknowledgment of receipt) or personally delivered on a business day during normal business hours, (b) on the business day following the date of dispatch by overnight courier or (c) on the fifth business day following the date of mailing by registered or certified mail, return receipt requested, in each case addressed to the Company or the Members at the address of the Members set forth in Section 2.4.

9.4. Amendments. Amendments may be made to this Agreement from time to time by the Member.

9.5. Severability. In the event that any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

9.6. Headings and Captions. All headings and captions contained in this Agreement and the table of contents hereto are inserted for convenience only and shall not be deemed a part of this Agreement.

9.7. Variation of Pronouns. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person may require.

9.8. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

9.9. Entire Agreement. This Agreement supersedes all prior agreements among other parties with respect to the subject matter hereof and contains the entire agreement with respect to such subject matter.

IN WITNESS WHEREOF, the undersigned hereto has duly executed this Agreement and agreed to be bound by the terms hereof.

OAK HILL CAPITAL PARTNERS III, L.P.

By:	OHCP GenPar III, L.P.,
its general partner
By:	OHCP MOP PARTNERS III, L.P.,
its general partner
By:	OHCP MOP III, Ltd.
its general partner

By:	/s/ Kevin G. Levy
	Name:	Kevin G. Levy
	Title:	Vice President